UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934 (Amendment No. 1)

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ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

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SUPPLEMENT DATED JUNE 4, 2012 TO

PROXY STATEMENT DATED MAY 16, 2012

ANNUAL MEETING OF STOCKHOLDERS OF

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

TO BE HELD ON JUNE 15, 2012

On or about May 17, 2012, Allscripts Healthcare Solutions, Inc. (the “Company”) furnished or otherwise made available to stockholders its proxy statement (the “Proxy Statement”) describing the matters to be voted upon at the Company’s 2012 Annual Meeting of Stockholders (the “2012 Annual Meeting”) to be held on June 15, 2012, at 8:30 a.m., central time, at the offices of Sidley Austin LLP located at One South Dearborn Street, Chicago, Illinois 60603. This supplement (this “Supplement”) revises, and should be read in conjunction with, the Proxy Statement.

The Supplement reflects the recently announced agreement (the “HealthCor Agreement”) between the Company and HealthCor Management, L.P. and certain of its affiliates (collectively, “HealthCor”), pursuant to which the Company has agreed, subject to the terms and conditions of the HealthCor Agreement, to nominate Stuart L. Bascomb, David D. Stevens and Ralph H. “Randy” Thurman for election as directors at the 2012 Annual Meeting. In connection with the HealthCor Agreement, the Company’s board of directors increased the size of the board from seven to nine directors, effective as of the 2012 Annual Meeting. The HealthCor Agreement is described in further detail, below, under the heading “Proposal 1—Election of Directors.”

The information contained in this Supplement replaces and supersedes any inconsistent information set forth in the Proxy Statement. This Supplement will be made available and mailed to stockholders on or about June 4, 2012. All capitalized terms used but not defined in this Supplement have the meanings ascribed to them in the Proxy Statement.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 15, 2012

To the Stockholders of Allscripts Healthcare Solutions, Inc.:

This proxy statement supplement (this “Supplement”) is being furnished to holders of shares of Allscripts Healthcare Solutions, Inc. (“Allscripts”) common stock in connection with the solicitation of proxies by the board of directors of Allscripts for use at the annual meeting of stockholders to be held on Friday, June 15, 2012 at 8:30 a.m., central time. This Supplement revises, and should be read in conjunction with, the proxy statement furnished to holders of shares of Allscripts common stock on or about May 17, 2012 (as supplemented, the “proxy statement”).

The meeting will be held at the offices of Sidley Austin LLP located at One South Dearborn Street, Chicago, Illinois 60603. The annual meeting is being held for the following purposes:

1.	to elect the nine director nominees named in the proxy statement to serve until the 2013 Annual Meeting of Stockholders;

2.	to approve an amendment and restatement of the Allscripts Healthcare Solutions, Inc. Employee Stock Purchase Plan (the “ESPP”) to, among other items, increase the number of shares available for grant thereunder by 1,000,000;

3.	to approve, on an advisory basis, our executive compensation program;

4.	to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2012; and

5.	to transact any and all other business that may properly come before the annual meeting.

The Board of Directors recommends the following votes:

•	FOR the election of all of the nominees for the Board of Directors;

•	FOR approval of the amendment and restatement of the ESPP;

•

FOR approval of the resolution to approve, on an advisory basis, the compensation of the Company’s named executive officers, as described in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, set forth in the proxy statement; and

•	FOR ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2012.

Only stockholders who owned shares of Allscripts common stock at the close of business on April 24, 2012, the record date for the annual meeting, are entitled to notice of, and to vote at, the annual meeting and any adjournment or postponement of it.

Your vote is important. We urge you to vote your shares promptly, even if you plan to attend the annual meeting. You may vote over the Internet, by telephone or by returning the revised proxy card enclosed with this Supplement. Submission of the revised proxy card will replace any previously submitted proxy card in connection with the 2012 Annual Meeting of Stockholders. If you previously submitted a proxy card and do not submit a revised proxy card, then your vote will be cast in accordance with the previously submitted proxy card. If you voted FOR ALL or WITHHOLD ALL with respect to the director nominees in your previously submitted proxy card, your vote will be cast in the same manner with respect to Messrs. Bascomb, Stevens and Thurman. If you voted in such a manner and wish to change your vote with respect to Messrs. Bascomb, Stevens and Thurman, you must submit a revised proxy card. Specific instructions on how to vote can be found on the revised proxy card.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on June 15, 2012:

The proxy statement (including this Supplement) and the annual report for the year ended December 31, 2011 are available at: http://www.proxyvote.com

By Order of the Board of Directors,

Lee Shapiro

President and Secretary

June 4, 2012

QUESTIONS AND ANSWERS ABOUT THE 2012 ANNUAL MEETING

What am I voting on?

We are soliciting your vote on the following:

1.	to elect the nine director nominees named in the proxy statement to serve until the 2013 Annual Meeting of Stockholders;

2.	to approve an amendment and restatement of the Allscripts Healthcare Solutions, Inc. Employee Stock Purchase Plan (the “ESPP”) to, among other items, increase the number of shares available for grant thereunder by 1,000,000;

3.	to approve, on an advisory basis, the compensation of the company’s named executive officers, as described in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosures, set forth in this Proxy Statement;

4.	to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2012; and

5.	to transact any and all other business that may properly come before the annual meeting or any adjourned session of the annual meeting.

How do this proxy statement supplement and the revised proxy card enclosed herewith affect my previously submitted proxy?

If you (i) previously submitted the proxy card enclosed with our original proxy statement made available to stockholders on or about May 17, 2012 (the “Old Proxy Card”) or voted over the Internet or by telephone before the date of this proxy statement supplement, and (ii) do not submit the revised proxy card enclosed with this proxy statement supplement (the “Revised Proxy Card”) or vote again over the Internet or by telephone, then your vote will be cast as you directed in the Old Proxy Card. In addition, if you voted FOR ALL or WITHHOLD ALL with respect to the director nominees in the Old Proxy Card, your vote will be cast in the same manner with respect to Messrs. Bascomb, Stevens and Thurman. If you voted in such a manner and wish to change your vote with respect to Messrs. Bascomb, Stevens and Thurman, you must submit a Revised Proxy Card. If you previously voted for Mr. Gamache, that vote will be disregarded as he will no longer be standing for election as a director at the annual meeting.

If you submit a Revised Proxy Card, or vote again over the Internet or by telephone, it will be deemed to revoke any previously submitted proxy instructions, and your vote will be cast in accordance with your new instructions.

Who may vote?

Allscripts stockholders at the close of business on April 24, 2012, the record date for the 2012 annual meeting, are entitled to vote. On that date, there were 191,443,441 shares of Allscripts common stock outstanding (including 619,944 restricted stock awards subject to performance-based vesting conditions).

How does discretionary voting authority apply?

If you submit a proxy card but do not indicate how you want to vote, you give authority to Glen E. Tullman, Chief Executive Officer, Lee Shapiro, President, and Jacqueline Studer, General Counsel, to vote for the items discussed in these proxy materials and any other matter that is properly raised at the annual meeting. In such a case, your vote will be cast FOR the election of each director nominee (whether you submit the Old Proxy Card or the Revised Proxy Card), FOR the approval of the amendment and restatement of the ESPP, FOR approval of the resolution to approve, on an advisory basis, the compensation of the Company’s named executive officers, as described in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, set forth in this proxy statement, FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2012, and vote FOR or AGAINST any other properly raised matters, at the discretion of Messrs. Tullman and Shapiro and Ms. Studer.

What vote is required to approve the proposals?

Election of Directors: A plurality of the votes cast will elect directors. This means that the nine nominees who receive the highest number of votes will be elected. If you do not want to vote your shares for a particular nominee, you may indicate that in the space provided on the proxy card or withhold authority as prompted during telephone or Internet voting.

Approval of the amendment and restatement of the ESPP: Approval of the amendment and restatement of the ESPP requires the affirmative vote of a majority of the shares present or represented by proxy and having the power to vote at the annual meeting. A stockholder abstention will have the effect of a vote against the approval of the plan, but a broker non-vote will have no effect.

        Approval, on an advisory basis, of the compensation of the Company’s named executive officers, as described in this Proxy Statement: Approval, on an advisory basis, of the compensation of the Company’s named executive officers, as described in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, set forth in this proxy statement, requires the affirmative vote of a majority of the shares present or represented by proxy and having the power to vote at the annual meeting. A stockholder abstention will have the effect of a vote against the approval of the proposal, but a broker non-vote will have no effect.

Ratification of the Appointment of the Independent Registered Public Accounting Firm: Although we are not required to submit the appointment of our independent registered public accounting firm to a vote of stockholders, we believe that it is appropriate to ask that you ratify the appointment. Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2012 requires the affirmative vote of a majority of the shares present or represented by proxy at the annual meeting. A stockholder abstention will have the effect of a vote against the ratification of the appointment of Ernst & Young LLP.

Who can answer my questions?

If you have any questions about the annual meeting, please contact us at 222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois 60654; telephone: (312) 506-1213 or MacKenzie Partners, Inc. at 105 Madison Avenue, New York, New York 10016; telephone: (212) 929-5500.

PROPOSAL 1—ELECTION OF DIRECTORS

The board of directors proposes, based on the recommendation of the Nominating and Governance Committee, the nominees listed below to be elected for a term expiring at the 2013 annual meeting and, in accordance with Delaware law, each director will continue to serve until the election and qualification of his or her respective successor or until his or her earlier death, resignation or removal. On August 24, 2010, we consummated a merger with Eclipsys Corporation (“Eclipsys”), a leading enterprise provider of solutions and services for hospitals and clinicians. Pursuant to Allscripts by-laws and the terms of the merger agreement with Eclipsys, Allscripts agreed to nominate Mr. Glen E. Tullman for election to the board of directors at the first three annual meetings of stockholders following the closing of the merger with Eclipsys.

Concurrent with our entry into the HealthCor Agreement described below, our board of directors increased the size of the board by two directors (to a total of nine directors), effective as of the annual meeting. In connection therewith, Marcel L. “Gus” Gamache informed the board on May 30, 2012 that he would no longer seek re-election at the annual meeting. Mr. Gamache has been one of our directors since 2003, and currently serves as chairman of the Audit Committee and as a member the Nominating and Governance Committee.

Agreement with HealthCor

On May 31, 2012, we entered into an agreement (the “HealthCor Agreement”) with HealthCor Management, L.P. (“HealthCor”) and certain affiliates of HealthCor (the “HealthCor Stockholders”). The HealthCor Agreement was entered into in settlement of a lawsuit (the “Lawsuit”) recently filed against us and our directors by HealthCor and the HealthCor Stockholders in the Delaware Court of Chancery, seeking, among other things, to enjoin us from enforcing the advance notice requirements of our by-laws in connection with the annual meeting. Pursuant to the HealthCor Agreement, our board of directors (i) increased the size of the board from seven to nine directors, effective as of the annual meeting, and (ii) agreed to nominate Stuart L. Bascomb, David D. Stevens and Ralph H. Thurman (the “New Nominees”) for election as directors at the annual meeting, and to appoint them as directors in the event the annual meeting is not held prior to June 25, 2012. HealthCor and the HealthCor Stockholders have dismissed the Lawsuit, and, subject to certain exceptions, the parties have released any claims relating to the Lawsuit.

Each of the New Nominees has entered into an agreement with HealthCor (each, a “Nominee Agreement”), pursuant to which he agreed to stand for election as a director of the Company and to serve as a director if elected, and was paid $50,000 by HealthCor for serving as a nominee. Under the Nominee Agreements, HealthCor agreed to indemnify each New Nominee, subject to certain exceptions, from any and all losses and expenses incurred by him relating to his role as a nominee to our board of directors, or otherwise arising from or in connection with the proxy solicitation relating thereto, but only with respect to events occurring from the date of the Nominee Agreement and prior to the annual meeting.

If the New Nominees are elected as directors at the annual meeting, they will serve until our 2013 annual meeting of stockholders (the “2013 annual meeting”), or until their earlier death, resignation, disqualification or removal. We agreed that, if elected, Mr. Thurman would be initially appointed to serve as a member of the Compensation Committee, and one of the other New Nominees would initially be appointed to serve as a member of the Audit Committee. We also agreed that we would not increase the size of the board to more than nine directors from the date of the HealthCor Agreement until the date that is 30 days prior to the expiration of the advance notice period for the making of proposals by stockholders at the 2013 annual meeting (the “Covered Period”). In the event that any of the New Nominees resigns or is otherwise unable to serve as a director during the Covered Period, the HealthCor Stockholders will have the right to nominate a director to fill the resulting vacancy who satisfies criteria established by our board of directors, subject to the approval of the Nominating and Corporate Governance Committee and our board of directors.

The HealthCor Stockholders agreed that at the annual meeting they will (and will cause their representatives to) vote all shares of common stock that they beneficially own for each of the Company’s nominees for election to the board of directors and in favor of certain other matters to be voted on at the annual meeting. In addition, the HealthCor Stockholders agreed that, subject to certain exceptions, during the Covered Period they will not (and will cause their representatives not to) propose, effect or seek to effect any tender offer, merger or other extraordinary transaction, or take certain other actions relating to control of the Company or the Company’s governance.

A copy of the HealthCor Agreement is included as Exhibit 10.1 to our Current Report on Form 8-K, filed with the SEC on June 1, 2012.

Director Nominees

The following professional biographies set forth the names of the persons proposed to be nominated for election as directors, their principal occupations, all positions and offices with Allscripts presently held by them and the date on which they were first elected or appointed as directors. The professional biography of each of the directors also contains information regarding some of the experiences, qualifications, attributes or skills that led to the conclusion that the nominee should serve as a director of Allscripts. In addition to the individual experiences and attributes of each of the directors described in the following professional biographies, Allscripts highly values the collective experiences and qualifications of the directors. We believe that the collective experiences, viewpoints and perspectives of our directors results in a board of directors with the commitment and energy to advance the interests of our stockholders.

Your shares will be voted in person at the annual meeting as you specify on the enclosed proxy card, by telephone or Internet voting. If you return a signed proxy card but do not specify how you want your shares voted, we will vote them FOR the election of each director nominee (whether you submit the Old Proxy Card or the Revised Proxy Card). If any of the director nominees is unable or fails to stand for election, the persons named in the proxy presently intend to vote your shares FOR a substitute nominee nominated by the board. The board does not anticipate that any nominee will be unable to serve.

Following is certain information as of May 14, 2012 about the directors of Allscripts who will be standing for reelection, and information as of May 30, 2012 about the New Nominees, in each case based on information furnished by them.

Stuart L. Bascomb, 70, currently serves as Chairman and Chief Executive Officer of QualSight, Inc., a Chicago, Illinois based company that manages laser vision correction surgery services. From 1989 to 2004, Mr. Bascomb held various management and executive positions (including as Chief Financial Officer and as Executive Vice President of Sales, Client Services and Provider Relations) at Express Scripts, Inc., a public company focusing on pharmacy benefit manager services, and served as a director from 2000 to 2004. From 1976-1989, Mr. Bascomb held several management positions (including as Chief Financial Officer and Executive Vice President) at the business unit and corporate levels of Medicare-Glaser Corp., a public retail pharmacy company. Mr. Bascomb also served on the board of directors of Medicare-Glaser Corp. Mr. Bascomb was nominated to the board of directors by the Company pursuant to the HealthCor Agreement. The board has concluded that Mr. Bascomb should serve as a director of Allscripts in part due to his financial and accounting experience, and his experience in the healthcare industry.

Paul M. Black, 54, was appointed to our board of directors in May 2012 after being identified as a candidate by a member of our Nominating and Governance Committee and being recommended by the full committee. Mr. Black currently serves as Operating Executive of Genstar Capital, LLC, a private equity firm, and Senior Advisor at New Mountain Finance Corporation, an investment management company. From 1994 to 2007, Mr. Black served in various executive positions (including Chief Operating Officer from 2005 to 2007) at Cerner Corporation, a healthcare information technology company. Mr. Black also currently serves a director of Haemonetics Corporation, a public medical device company, and of several private companies in the healthcare and software industries. He also is chairman of the board of directors of Truman Medical Centers. The board has concluded that Mr. Black should continue to serve as a director of Allscripts in part due to his experience in the healthcare information technology industry.

Dennis H. Chookaszian, 68, was appointed to our board of directors in September 2010 and appointed to serve as chairman of our board of directors in April 2012. Mr. Chookaszian served as Chairman of the Financial Accounting Standards Advisory Council (FASAC), the advisory council to the FASB, from January 2007 until December 2011. From 1999 until 2001, Mr. Chookaszian served as Chairman and Chief Executive Officer of mPower, Inc., a financial advice provider focused on the on-line management of 401(k) plans. Mr. Chookaszian served as Chairman and Chief Executive Officer of CNA Insurance Companies from 1992 to 1999. During his 27-year career with CNA, Mr. Chookaszian held several management positions at the business unit and corporate levels, including President and Chief Operating Officer from 1990 to 1992 and Chief Financial Officer from 1975 to 1990. Mr. Chookaszian currently serves as a director of CME Group, Inc., Career Education Corporation, and Internet Patents Corp. and, within the past five years, has served as a director of Sapient Corporation and LoopNet. Mr. Chookaszian is a registered certified public accountant. The board of directors concluded that Mr. Chookaszian should continue to serve as a director of Allscripts in part due to his experience in finance and accounting, along with his wide range of business experience as a chief executive officer and public company board member.

Robert J. Cindrich, 68, was appointed to our board of directors in May 2012 after being identified as a candidate by a member of the Nominating and Governance Committee and being recommended by the full committee. Mr. Cindrich currently serves as a senior advisor to the Office of the President of the University of Pittsburgh Medical Center (UPMC). From 2004 through 2010, Mr. Cindrich was Senior Vice President and Chief Legal Officer of UPMC. From 1994 through 2004, Mr. Cindrich served as a judge of the United States District Court for the Western District of Pennsylvania. Prior to that appointment, he practiced law in both the government and private sectors, including service as the United States Attorney for the Western District of Pennsylvania. Mr. Cindrich currently serves as a director of Mylan Inc. The board has concluded that Mr. Cindrich should continue to serve as a director of Allscripts in part due to his knowledge of the healthcare industry through his experience at UPMC and his many years of legal experience.

Philip D. Green, 61, was elected to our board of directors in 1992. Mr. Green is President of PDG Consulting, LLC, a healthcare IT consulting company. From July 2006 to November 30, 2008, Mr. Green was President, Strategic Business Initiatives, at the University of Pittsburgh Medical Center (“UPMC”). Before joining UPMC, Mr. Green was a partner with the law firm of Gardner Carton & Douglas, LLP since June 2004. From June 2000 to June 2004, Mr. Green was a partner with Akin, Gump, Strauss, Hauer & Feld, L.L.P. From 1989 to June 2000, Mr. Green was a partner with the law firm of Green, Stewart, Farber & Anderson, P.C., of which Mr. Green was a founding partner. From 1978 through 1989, Mr. Green was a partner in the Washington, D.C. based law firm of Schwalb, Donnenfeld, Bray & Silbert, P.C. The board of directors concluded that Mr. Green should continue to serve as a director of Allscripts in part due to his insight into the healthcare industry from his experience as President of PDG Consulting, LLC, his prior work experience at UPMC and his many years of legal experience.

Michael J. Kluger, 55, was elected to our board of directors in 1994. Since November 2001, Mr. Kluger has been a Managing Director of Altaris Capital Partners LLC, a private equity healthcare firm. From 1992 to November 2001, Mr. Kluger served as a Managing Director of Liberty Capital Partners, Inc., a New York investment management firm and the general partner of Liberty Partners, L.P. From June 2001 to March 2005, Mr. Kluger served on the board of directors of ConnectiCare, Inc. The board of directors concluded that Mr. Kluger should continue to serve as a director of Allscripts in part due to his familiarity with investment banking as it relates the healthcare industry.

David D. Stevens, 59, currently serves as a private advisor and investor in private equity and, from 2004 to the present, as a director of Wright Medical Group, Inc., a public company which designs, manufactures and distributes orthopaedic implants and instrumentation, as well as of several privately-held healthcare companies. From 2005 to 2006, Mr. Stevens served as Chief Executive Officer of Accredo Health Group, Inc., a subsidiary of Medco Health Solutions, Inc. From 1996 to 2005, Mr. Stevens was the Chairman of the Board and Chief Executive Officer of Accredo Health, Inc. Mr. Stevens was the President and Chief Operating Officer of the

predecessor companies of Accredo Health, Inc. from their inception in 1983 until 1996. From 2006 until 2012, Mr. Stevens served as a director of Medco Health Solutions, Inc. and from 2004 until 2012, as a director of Thomas & Betts Corporation, both public companies. Mr. Stevens was nominated to the board of directors by the Company pursuant to the HealthCor Agreement. The board has concluded that Mr. Stevens should serve as a director of Allscripts in part due to his financial and accounting experience, and his experience in the healthcare industry.

“Ralph H. “Randy” Thurman, 62, currently serves as Senior Advisor of New Mountain Capital, LLC, a private and public equity firm. From 2008 to 2011, Mr. Thurman served as Chairman of the Board of CardioNet Inc., a public company specializing in mobile cardiac outpatient telemetry and as interim President and Chief Executive Officer from 2009 to 2010. From 2001 to 2007, Mr. Thurman was Founder, Chairman and Chief Executive Officer of VIASYS Healthcare Inc., a diversified, healthcare technology company. VIASYS was acquired by Cardinal Healthcare Inc. in 2007 and Mr. Thurman subsequently served as a consultant for Cardinal through 2008. From 1997 to 2001, Mr. Thurman served as Chairman and Chief Executive Officer of Strategic Reserves LLC, a privately-held company providing funding and strategic direction to healthcare technology companies. From 1993 to 1997, Mr. Thurman was Chairman and Chief Executive Officer of Corning Life Sciences, Inc and from 1984 to 1993, Mr. Thurman held various positions at Rhone-Poulenc Rorer Pharmaceuticals, Inc., a global pharmaceutical company, ultimately as its President. Mr. Thurman currently serves as a director of several private companies, and previously served as Chairman of the Board at Enzon, Inc., a public biotechnology company, and several additional public and private companies. Mr. Thurman was nominated to the board of directors by the Company pursuant to the HealthCor Agreement.” The board has concluded that Mr. Thurman should serve as a director of Allscripts in part due to his experience in the healthcare industry.

Glen E. Tullman, 52, joined Allscripts as Chief Executive Officer in August 1997 to lead our transition into the healthcare information sector. In May 1999, Mr. Tullman was elected to our board of directors. Prior to joining Allscripts, from October 1994 to July 1997, Mr. Tullman was Chief Executive Officer of Enterprise Systems, Inc., a healthcare information services company providing resource management solutions to large integrated healthcare networks. From 1983 to 1994, Mr. Tullman served in a number of management roles, including President and Chief Operating Officer, of CCC Information Services, Inc., a provider of information systems to property and casualty insurers. Mr. Tullman currently serves on the International Board of the Juvenile Diabetes Research Foundation. The board of directors concluded that Mr. Tullman should continue to serve as a director of Allscripts because of his understanding of the operations of Allscripts and the industry in which it operates in part due to his role as our Chief Executive Officer and his many years of healthcare-related experience.

The board of directors recommends a vote FOR each of the nominees for director.

CORPORATE GOVERNANCE MATTERS

Director Independence

A majority of our current directors qualify as “independent” in accordance with the listing requirements of NASDAQ. The NASDAQ definition of independence includes a series of objective tests, such as that the director is not an employee of the company and has not engaged in various types of business dealings with the company. The board has considered the independence of each director currently serving on the board, each director nominee and each director who served Allscripts during 2011 and the board has made a subjective determination as to Messrs. Bascomb, Black, Chookaszian, Cindrich, Fife, Gamache, Green, Kangas, Kluger, Stevens and Thurman, and Ms. Burzik, who have each been determined to be “independent” within the meaning of independence under the listing standards of NASDAQ, that no relationships exist or existed which, in the opinion of the board, would interfere or interfered with the exercise of independent judgment in carrying out their responsibilities of a director. In making these determinations, the board reviewed and discussed information provided by each director and director nominee and by Allscripts with regard to each person’s business and personal activities as they may relate to Allscripts and Allscripts’ management. With respect to Mr. Fife, the board considered the matter described in “Certain Relationships and Related Party Transactions—Lease Agreement and Cost-Sharing Arrangement with BG Jet Corp” in the proxy statement. With respect to Mr. Green, the board considered that, in December 2008, Mr. Green entered into a consulting arrangement with Innovative Health Strategies LLC, a subsidiary of Drinker Biddle & Reath LLP, a law firm that is providing, and may continue to provide in the future, legal services to Allscripts. With respect to Mr. Kluger, a portfolio company of Altaris Capital, where Mr. Kluger is a partner and managing director, has an ordinary course commercial agreement with Allscripts pursuant to which the portfolio company is expected to make annual payments to Allscripts of less than 1/10th of 1% of Allscripts’ annual revenue. With respect to Mr. Cindrich, the board considered that Mr. Cindrich had provided consulting services to the Company with fees totaling less than $40,000, which terminated prior to Mr. Cindrich’s appointment to the board. With respect to Messrs. Bascomb, Stevens and Thurman, the board considered the Nominee Agreements described above in “Proposal 1—Election of Directors—Agreement with HealthCor.”

OWNERSHIP OF ALLSCRIPTS COMMON STOCK

The following table sets forth the number of shares of Allscripts common stock beneficially owned as of April 24, 2012 (except in the case of Messrs. Bascomb, Stevens and Thurman, which is as of May 30, 2012) by:

•	our “Named Executive Officers” or “NEOs;”

•	each director serving as of April 24, 2012 and each director nominee;

•	all directors and executive officers as a group; and

•	each stockholder that we know to own beneficially more than 5% of Allscripts common stock based on information filed with the SEC.

Beneficial ownership is a technical term broadly defined by the SEC to mean more than ownership in the usual sense. In general, beneficial ownership includes any shares that the holder can vote or transfer and includes shares of common stock which the individual has the right to acquire within 60 days through the exercise of stock options and warrants, vesting of restricted stock units or the settlement of deferred stock units (“DSUs”). These shares are considered to be outstanding for the purpose of calculating the percentage of outstanding Allscripts common stock owned by a particular stockholder, but are not considered to be outstanding for the purpose of calculating the percentage ownership of any other person. Percentage of ownership is based on 191,443,441 total shares of Allscripts common stock outstanding as of April 24, 2012 (including 619,944 restricted stock awards subject to performance-based vesting conditions). Except as otherwise noted, the stockholders named in this table have sole voting and dispositive power for all shares shown as beneficially owned by them.

Named Executive Officers, Directors and Director Nominees (1)	Shares of Common Stock Beneficially Owned(2)	Options Exercisable, Restricted Stock Vesting, and Deferred Stock Units Convertible Within 60 days		Total	Percent of Class
Glen E. Tullman	540,419	152,666	**	693,085	*
William J. Davis	108,080	256,122		364,202	*
W. David Morgan	17,089	51,478		68,567	*
Lee A. Shapiro	315,051	205,751		520,802	*
Philip M. Pead	197,020	568,014		765,034	*
Diane Adams	39,010	0		39,010	*
Paul M. Black	0	0		0	*
Stuart L. Bascomb	0	0		0	*
Catherine M. Burzik	4,283	856		5,139	*
Dennis H. Chookaszian	16,465	831		17,296	*
Robert J. Cindrich	0	0		0	*
Eugene V. Fife	273,088	75,831		348,919	*
Marcel L. “Gus” Gamache	41,505	831		42,336	*
Philip D. Green	79,100	831		79,931	*
Edward A. Kangas	24,240	831		25,071	*
Michael J. Kluger	117,705	831		118,536	*
David D. Stevens	0	0		0	*
Randy Thurman	0	0		0	*
All directors and executive officers as a group (24 persons)	2,151,625	1,356,480		3,508,105	1.8%

5% Stockholders	Shares of Common Stock Beneficially Owned	Percent of Class
BlackRock, Inc. (3)	9,582,693	5.0%
T. Rowe Price Associates, Inc. (4)	13,742,780	7.2%
Invesco Ltd. (5)	11,755,044	6.1%
HealthCor Management, L.P. (6)	10,500,000	5.5%

*	Amount represents less than 1% of our common stock.

**	Options exercisable by Mr. Tullman were inadvertently omitted from the beneficial ownership table included in Amendment No. 1 to our Annual Report on Form 10-K for the year ended December 31, 2011.

(1)	Unless otherwise set forth in the following footnotes, the address of each beneficial owner is 222 Merchandise Mart Plaza, Suite 2024, Chicago, IL 60654.

(2)	Includes the following number of performance-based awards that have not vested, but contain voting rights: Mr. Tullman 28,086, Mr. Davis 18,724, Mr. Morgan 7,849, Mr. Shapiro 22,469, Mr. Pead 24,084, Ms. Adams 9,287.

(3)	This information is derived from a Schedule 13G filed by BlackRock, Inc. on February 9, 2012. According to the Schedule 13G, BlackRock, Inc. had sole power to vote or direct the vote of 9,582,693 shares, sole power to dispose of or direct the disposition of 9,582,693 shares, and shared power to vote or direct the vote of, and shared power to dispose of or direct the disposition of, no shares. The address for BlackRock, Inc. is 40 East 52nd Street, New York, NY 10022.

(4)	This information is derived from a Schedule 13G filed by T. Rowe Price Associates, Inc. on February 10, 2012. According to the Schedule 13G, T. Rowe Price Associates, Inc. had sole power to vote or direct the vote of 3,047,940 shares, sole power to dispose of or direct the disposition of 13,742,780 shares, and shared power to vote or direct the vote of, and shared power to dispose of or direct the disposition of, no shares. The address for T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, Maryland 21202.

(5)	This information is derived from a Schedule 13G filed by Invesco Ltd. on February 13, 2012. According to the Schedule 13G, certain subsidiaries of Invesco Ltd. had sole power to vote or direct the vote of an aggregate of 11,611,774 shares, sole power to dispose of or direct the disposition of an aggregate of 11,593,388 shares, and shared power to vote or direct the vote of, and shared power to dispose of or direct the disposition of, no shares. The address for Invesco Ltd. is 1555 Peachtree Street NE, Atlanta, GA 30309.

(6)	This information is based on representations and warranties made to us by HealthCor Management, L.P. as of May 31, 2012 pursuant to the HealthCor Agreement. According to a Schedule 13D filed by HealthCor Management, L.P. on May 16, 2012, the address for HealthCor Management L.P. is 152 West 57th Street, 43rd Floor, New York, NY 10019.

OTHER MATTERS

At the date of this Supplement, Allscripts management does not know of any business to be presented at the annual meeting other than the matters set forth above. No other business may be brought before the annual meeting other than the matters set forth above. However, if any other matter shall properly come before this annual meeting or any adjournment or postponement thereof and shall be voted upon, the proposed proxy will be deemed to confer authority to the individuals named as authorized therein to vote the shares represented by the proxy in their discretion.

We will pay the costs of soliciting proxies from stockholders. In addition to soliciting proxies by mail, our directors, executive officers and regular employees may solicit proxies, either personally, by facsimile or by telephone, on our behalf, without additional compensation, other than the time expended and telephone charges in making such solicitations. We have retained MacKenzie Partners, Inc. to assist in the solicitation of proxies for a fee of $15,000, plus reimbursement of expenses. We will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares and request instructions for voting the proxies. We will reimburse such brokerage houses and other persons for their reasonable expenses in connection with this distribution. In addition, we anticipate incurring costs of approximately $41,000 relating to the printing and mailing of this Supplement.

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC. 222 MERCHANDISE MART, SUITE 2024 CHICAGO, IL 60654

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR ALL director nominees:			☐	☐	☐
1.	Election of Directors
Nominees
01	Paul M. Black 02 Dennis H. Chookaszian 03 Robert J. Cindrich 04 Not valid; DO NOT VOTE 05 Philip D. Green
06	Michael J. Kluger 07 Glen E. Tullman 08 Stuart L. Bascomb 09 David. D. Stevens 10 Ralph H. “Randy” Thurman
The Board of Directors recommends you vote FOR proposals 2, 3 and 4.							For	Against	Abstain
2

Approval of the amendment and restatement of the Allscripts Healthcare Solutions, Inc. Employee Stock Purchase Plan to, among other items, increase the number of shares available for grant thereunder by 1,000,000.

							☐	☐	☐
3	Approval of the resolution to approve, on an advisory basis, the compensation of the named executive officers as disclosed in the proxy statement.						☐	☐	☐
4	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2012.						☐	☐	☐
NOTE: To transact any and all other business that may properly come before the annual meeting or any adjourned or postponed session of the annual meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)	Date

0000145007_1    R1.0.0.11699

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Proxy Supplement, Form 10-K is/are available at www.proxyvote.com.

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ALLSCRIPTS HEALTHCARE SOLUTIONS

This proxy is solicited by the Board of Directors

Annual Meeting of Stockholders

June 15, 2012 8:30 AM

The undersigned hereby appoints Glen Tullman, Lee Shapiro and Jacqueline Studer as proxies, each with the power to appoint his or her substitute, and hereby authorizes them, and each of them acting singly, to represent and vote, as designated below, all the shares of common stock of Allscripts Healthcare Solutions, Inc., a Delaware corporation (“Allscripts”), held of record by the undersigned at the close of business on April 24, 2012 at the Annual Meeting of Stockholders to be held June 15, 2012, 8:30am central time at the offices of Sidley Austin LLP located at One South Dearborn Street, Chicago, Illinois 60603, or any adjournment or postponement thereof (the “Annual Meeting”), and authorizes and instructs said proxies to vote in the manner directed below.

This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted FOR ALL director nominees and FOR proposals 2, 3 and 4. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting. If you wish to vote by telephone or via the Internet, please read the directions on the reverse side.

WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE SUBMIT YOUR PROXY PROMPTLY BY TELEPHONE OR THROUGH THE INTERNET OR BY SIGNING, DATING AND RETURNING THE PROXY CARD IN THE ENCLOSED PREPAID ENVELOPE.

Continued and to be signed on reverse side

0000145007_2    R1.0.0.11699